UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2021

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan

On May 25, 2021, the stockholders of Helius Medical Technologies, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan (as previously amended, the “2018 Plan”). The Amendment (i) increases by 565,000 the maximum number of shares of Class A common stock that may be issued pursuant to awards granted under the 2018 Plan and (ii) increases the maximum number of shares that may be issued pursuant to incentive stock options.

Prior to the Amendment, the 2018 Plan provided for shares of Class A common stock available for issuance (the “Share Limit”) equal to the sum of (i) 153,0351 shares, plus (ii) the number of shares of Class A common stock that, as of the effective date of the 2018 Plan, were subject to awards granted under the Company’s 2014 Equity Incentive Plan and 2016 Omnibus Incentive Plan (the “Prior Plans”) and that, after the effective date of the 2018 Plan, are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares. The Amendment increases the Share Limit by 565,000 shares.

Prior to the Amendment, the maximum number of shares of Class A common stock with respect to which incentive stock options may be granted under the 2018 Plan was 428,571 shares. The Amendment increases the maximum number of shares of Class A common stock with respect to which incentive stock options may be granted to 1,500,000 shares.

Except as amended by the Amendment, the other terms of the 2018 Plan remain in full force and effect. A description of the terms of the 2018 Plan is included in the Company’s definitive proxy statement for the 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on April 23, 2021.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 25, 2021, the Company’s stockholders: (i) elected six directors, each to serve for a one-year term until the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; (ii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021; (iii) approved (on an advisory basis) the compensation of the Company’s named executive officers; (iv) approved (on an advisory basis) that an advisory vote on the compensation of the Company’s named executive officers should occur every three years; and (v) approved the Amendment.

Proposal 1—Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Blane Walter	953,331	31,927	312,093
Dane C. Andreeff	956,275	28,983	312,093
Edward M. Straw	945,045	40,213	312,093
Jeffrey Mathiesen	953,443	31,815	312,093
Mitchell E. Tyler	956,407	28,851	312,093
Sherrie Perkins	962,648	22,610	312,093

Proposal 2—Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Abstain
1,296,512	730	109

Proposal 3—Approval (on an advisory basis) of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
908,827	73,815	2,616	312,093

Proposal 4—Approval (on an advisory basis) whether an advisory vote on the compensation of the Company’s named executive officers should occur once every one, two or three years:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
340,935	5,262	637,891	1,170	312,093

Proposal 5—Approval of the Amendment:

Votes For	Votes Against	Abstain	Broker Non-Votes
800,539	161,363	23,356	312,093

(d)       For Proposal 4, “three years” received the affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the 2021 annual meeting of stockholders and entitled to vote. In light of such result and the prior recommendation, the Board of Directors has determined that the Company will implement an advisory vote on executive officer compensation every three years until the next required advisory vote on such frequency.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan, effective as of May 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: May 27, 2021	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer, Chief Operating Officer and Secretary

3